UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2021

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Corporate Circle, Suite 200, Golden, CO 80401

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GTIM	Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 21, 2021, Susan M. Knutson, the Company’s Controller and Corporate Secretary retired from the Company. Any equity compensation subject to service-based vesting granted to Ms. Knutson will stop vesting as of her retirement date. However, Ms. Knutson will be entitled to purchase any vested share(s) of stock that are subject to the outstanding options until 30 days following her retirement, at which time they will expire.

Effective May 18, 2021, Margaret E. Regalia was appointed as the Company’s Vice President of Finance, Corporate Secretary and Treasurer. In such roles, Ms. Regalia will serve as the Principal Financial and Accounting Officer.

Ms. Regalia, age 38, has over 16 years of financial management experience and has been a licensed CPA in the state of Colorado since 2007. From October 2020 to May 2021, she was Assistant Controller for the Company. Prior to that Ms. Regalia served in a finance position at various companies, including, Co-Founder and Chief Financial Officer at Tellus Core, Inc. from March 2019 through August 2020, Senior Consulting Manager for Plante Moran, formerly EKS&H, LLLP, from August 2013 to December 2017, and as Controller at Tatonka Capital Corporation from June 2010 to August 2013.

There are no family relationships between Ms. Regalia and any of the officers or directors of the Company.

There are no related party transactions with Ms. Regalia that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibits are filed as part of this report:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date:	May 21, 2021	By:
Ryan M. Zink
Chief Executive Officer